UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia	30741
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (706) 861-3347

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                      Material Modifications to Rights of Security Holders.

American Consumers, Inc., a Georgia corporation (the “Company”), has completed a reverse/forward stock split (the “Reverse/Forward Stock Split”) as previously described in the Company’s proxy statement relating to the March 31, 2011 Special Meeting of the Company’s shareholders at which the Reverse/Forward Stock Split was approved.  The Reverse/Forward Stock Split became effective following the close of business on April 7, 2011, pursuant to Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation filed with the Secretary of State of Georgia to effect (i) a 1-for-400 reverse split of the outstanding shares of the Company’s Common Stock, followed immediately by (ii) a 400-for-1 forward split of the Company’s Common Stock (after giving effect to the reverse stock split).  As a result of the Reverse/Forward Stock Split, shareholders owning fewer than 400 shares of Company Common Stock of record immediately before the transaction had such shares cancelled and converted into the right to receive from the Company a cash payment of $1.00 for each such share owned before the reverse stock split.  Shareholders holding 400 or more shares of the Company’s Common Stock of record immediately before the transaction (including all beneficial owners of shares held in street name at the effective time of the Reverse/Forward Stock Split through an account with a broker, bank or other custodian that holds such shares in nominee name through Cede & Co.) continue to hold the same number of shares following completion of the Reverse/Forward Stock Split and did not become entitled to receive any cash payment from the Company as a result of the transaction.  The Company, which serves as its own transfer agent, will send a letter of transmittal to the cashed out shareholders with instructions for exchanging their Common Stock certificates for cash pursuant to the terms of the Reverse/Forward Stock Split.

Item 7.01                      Regulation FD Disclosure.

Following the Reverse/Forward Stock Split the Company has fewer than 500 shareholders of record which, because the Company also has less than $10 million in total assets, will allow the Company to make the necessary filings to terminate the registration of its common stock under the Securities Exchange Act of 1934.  Accordingly, the Company is filing a Form 15 with the Securities and Exchange Commission on April 8, 2011 to terminate the registration of its Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2011	AMERICAN CONSUMERS, INC.

By:	/s/ Michael T. Richardson
Michael T. Richardson
Executive Vice President and Chief Operating Officer